EXHIBIT 5.1
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KING & SPALDING LLP                                 191 Peachtree Street
                                                    Atlanta, Georgia  30303-1763
                                                    Phone:  404/ 572-4600
                                                    Fax:  404/572-5100
                                                    www.kslaw.com


June 20, 2005



Concurrent Computer Corporation
4375 River Green Parkway
Duluth, Georgia  30096


     Re:  Concurrent Computer Corporation -- Registration Statement on Form S-8
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Ladies and Gentlemen:

     We have acted as counsel for Concurrent Computer Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to 4,000,000 shares (the "Shares") of the Company's common stock, par value $.01 per share, reserved for issuance pursuant to, or upon the exercise of options (the "Options") granted under, the Company's Amended and Restated 2001 Stock Option Plan (the "Plan").

     As such counsel, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all certified, conformed, or photographic copies submitted to us, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and public officials.

     For purposes of this opinion, we have assumed the following: (i) the Shares that may be issued pursuant to the Plan or upon the exercise of Options granted pursuant to the Plan will continue to be duly authorized on the dates of such issuance and (ii) on the date on which any Option is exercised, such Option will have been duly executed, issued and delivered by the Company and will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights


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Concurrent Computer Corporation
June 20, 2005
Page 2

generally, general equitable principles and the discretion of courts in granting equitable remedies.

     The opinions expressed herein are limited in all respects to the federal laws of the United States of America and the laws of the State of Delaware (which includes the Delaware General Corporation Law, applicable provisions of the Delaware Constitution and reported judicial decisions concerning those laws), and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

     Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

     (a)  The Shares have been duly authorized; and

     (b) When the Shares are issued pursuant to the Plan or upon exercise of the Options granted pursuant to the Plan against payment therefore, as the case may be, as provided in the Plan, such Shares will be validly issued, fully paid and nonassessable.

     This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.

          We consent to the filing of this opinion as an exhibit to the Registration Statement.

                         Very truly yours,



                         KING & SPALDING LLP